                                                                      EXHIBIT 23



                       SYSCO CORPORATION AND SUBSIDIARIES

                     INDEPENDENT PUBLIC ACCOUNTANTS' CONSENT


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K for the year ended July 1, 2000, into the company's previously filed (i) Registration Statement of Sysco Corporation relating to the Sysco Corporation 1974 Employees' Stock Purchase Plan (Registration No. 33-10906), (ii) Post-Effective Amendment No. 1 to the Registration Statement relating to the offering of Sysco Common Stock under the Sysco Corporation Employee Incentive Stock Option Plan (Registration No. 2-76096), (iii) Registration Statement of Sysco Corporation relating to the offering of shares of Sysco Common Stock under the Sysco Corporation 1995 Management Incentive Plan (Registration No. 33-45804), (iv) Registration Statement of Sysco Corporation relating to the offering of Sysco Common Stock under the Sysco Corporation 1991 Stock Option Plan (Registration No. 33-45820),
(v) Registration Statement of Sysco Corporation relating to the offering of Sysco Common Stock under the Sysco Corporation Non-Employee Directors Stock Option Plan (Registration No. 333-1259), (vi) Registration Statement of Sysco Corporation relating to the offering of additional shares of Sysco Common Stock under the Sysco Corporation 1991 Stock Option Plan (Registration No. 333-1255),
(vii) Registration Statement of Sysco Corporation relating to the offering of additional shares of Sysco Common Stock under the Sysco Corporation 1995 Management Incentive Plan (Registration No. 333-1257), (viii) Registration Statement of Sysco Corporation relating to the offering of additional shares of Sysco Common Stock under the Sysco Corporation 1974 Employees' Stock Purchase Plan (Registration No. 333-27405), (ix) Registration Statement of Sysco Corporation relating to the offering of Sysco Debt Securities (Registration No. 333-52897), (x) Registration Statement of Sysco Corporation relating to the offering of shares of SYSCO Common Stock under the Non-Employee Directors Stock Plan (Registration No. 333-66987) and (xi) Registration Statement of Sysco Corporation relating to the offering from time to time of shares of SYSCO common stock in connection with potential acquisitions (Registration No. 333-30050) under the Securities Act of 1933.



/s/ Arthur Andersen LLP

Arthur Andersen LLP
Houston, Texas
September 27, 2000